EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Pre-effective Amendment No. 1) of our report dated January 29, 2004 relating to the financial statements and financial statement schedules, which appear in AGL Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

November 1, 2004